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                                                                    Exhibit 99.1

                      [LOGO OF MAIN STREET BANCORP INC.]


December 20, 2001                  Contact:  Brian M. Hartline, CEO or
FOR IMMEDIATE RELEASE                        Robert A. Kuehl, CFO
                                             610-685-1400

            Main Street Bancorp, Inc. Shareholders Vote to Approve
                      Merger with Sovereign Bancorp, Inc.

READING, Pa. - Main Street Bancorp, Inc., ("Main Street") (NASDAQ/NMS: MBNK) the parent company of Main Street Bank, announced today its shareholders approved the agreement and plan of merger with Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank.

"Today our shareholders approved the merger of Main Street into Sovereign. This marks the next phase in the evolution of banking in Berks County and the surrounding communities," said Brian M. Hartline, Main Street president and chief executive officer. "Because of the merger, our customers will benefit from an expanded line of products including retail, commercial banking, as well as non-FDIC insured financial products. Our shareholders will benefit by receiving Sovereign common stock, cash or a combination of Sovereign common stock and cash with a value of $16.10 per share. Because our companies share similar philosophies and goals, we believe our customers and communities will be well served in the future."

"We are excited about the shareholders approval of the merger, and we welcome the Main Street employees, customers, and shareholders to Sovereign," said Jay
S. Sidhu, Sovereign's president and chief executive officer. "This merger will position Sovereign as number one in market share in Berks County, and demonstrates our commitment to our hometown area and the surrounding areas where our customers and employees live and work."

Pending regulatory approval, the merger is anticipated to be complete on March 8, 2002. The transaction, valued at approximately $170 million, will position Sovereign with the number one market share for Berks County, Pa., with over $1.0 billion of customer deposits on a pro forma basis, and the number two market share in the neighboring Schuylkill County. Additionally, Sovereign will gain a solid small business and middle market corporate banking team, which currently manages a portfolio of $500 million in loans throughout Main Street's footprint.

Main Street Bancorp, Inc. is a bank holding company headquartered in Reading, Pa. The business of the company consists primarily of the operation of its banking subsidiary, Main Street Bank with, $1.5 billion in assets, which serves businesses and consumers through 39 full-service community offices under the bank names of Main Street Bank, Berks County Bank and Heritage Bank throughout Berks, Chester, Dauphin, Lehigh, Montgomery, and Schuylkill counties in
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Pennsylvania. The company's common stock is traded on The NASDAQ Stock
Market(SM) under the symbol "MBNK." For more information visit www.msbnk.com.

Sovereign is a $35 billion financial institution with approximately 510 community banking offices, over 1,000 ATMs, and about 7,500 team members in Pennsylvania, New Jersey, Connecticut, New Hampshire, Rhode Island and Massachusetts. Sovereign Bank is currently the third largest bank headquartered in Pennsylvania and the third largest in New England. On July 16, 2001, Sovereign entered into a definitive agreement with Main Street Bancorp, Inc. for Sovereign to acquire Main Street. This acquisition will result in Sovereign becoming a pro forma $36 billion financial institution with over 550 community banking offices reaching from north of Boston to south of Philadelphia.

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Editors Note:

In addition to historical information, this information may contain "forward-looking statements" which are made in good faith by Main Street Bancorp, Inc. ("Main Street"), pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Main Street's strategies, goals, beliefs, expectations, estimates, intentions, financial condition, results of operations, future performance and business of Main Street and, therefore, involve risks and uncertainties that are subject to change based on various important factors, some of which, in whole or in part, are beyond Main Street's control. Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Main Street's financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Main Street cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statements takes into account the impact that any future acquisition may have on Main Street and any such forward-looking statement. Main Street does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by or on behalf of Main Street.

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